Exhibit 3.331

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 07/12/1999 991284265 – 3068589

CERTIFICATE OF FORMATION

OF

ICI HOLDINGS, LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST: The name of the limited liability company is ICI Holdings, LLC (hereafter called the “limited liability company”);

SECOND: The address of the registered office and the name and address of the registered agent of the limited liability company, required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are the Lexis Document Services Inc., 30 Old Rudnick Lane, Suite 100, Dover, Delaware 19901.

Executed on July 8, 1999

/s/ Stephen E. Fox
Stephen E. Fox, Esq.
Sole Organizer
Cooperman Levitt Winikoff Lester & Newman, P.C.
800 Third Avenue
New York, New York 10022

State of Delaware Secretary of State Division of Corporations Delivered 12:17 PM 08/06/2003 FILED 12:08 PM 08/06/2003 SRV 030512880 – 3068589 FILE

CERTIFICATE OF AMENDMENT

OF

ICI HOLDINGS, LLC

1. The name of the limited liability company is ICI Holdings, LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

(set forth amendment(s))

The registered agent shall be:

The Corporation Trust Company

Registered Office

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

Note: (Use the following paragraph if this Certificate is to be effective at a date or time (which must be a date or time certain) later than filing)

3. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of ICI Holdings, LLC this 27th day of June, 2003.

/s/ Elliot Brecher
Elliot Brecher, Senior Vice President of Sole Member